UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Amendment No. 1 to Schedule 14C Information Statement

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PATIENT PORTAL TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PATIENT PORTAL TECHNOLOGIES, INC.
8276 Willett Parkway
Baldwinsville, NY 13027

September 22, 2010

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held October 7, 2010
__________________

TO THE STOCKHOLDERS OF PATIENT PORTAL TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of PATIENT PORTAL TECHNOLOGIES, INC., a Delaware Corporation (the "Company"), will be held at the Company Offices at 8276 Willett Parkway, Baldwinsville, NY 13027 on Thursday  October 7, 2010, at 3:00 P.M., local time, for the following purposes:

1.	To elect a Board of Directors to serve for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
2.
To approve a reverse stock split of  1 for 10 and to amend the Certificate of Incorporation to reflect the reverse stock split and to make technical corrections to fix errors in the Certificate of Incorporation as previously filed.

Only stockholders of record at the close of business on August 31, 2010 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.  Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting.  If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

The holders of a majority of the Common Stock have indicated to the Company that they will vote FOR each of the foregoing proposals.  In addition, the Board of Directors of the Company recommends that each of the stockholders vote FOR each of the foregoing proposals.  Nevertheless, your vote is important to the Company and you are urged to vote date, sign and return the enclosed proxy.

DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER STOCKHOLDER OF RECORD.  IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF PATIENT PORTAL TECHNOLOGIES, INC. STOCK TO THE MEETING.

By Order of the Board of Directors

/s/ Thomas Hagan
THOMAS HAGAN, Secretary

Baldwinsville, NY
September 22, 2010

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PATIENT PORTAL TECHNOLOGIES, INC.
8276 Willett Parkway
Baldwinsville, NY 13027
__________________

PROXY STATEMENT
dated as of September 22, 2010
___________________

TABLE OF CONTENTS

Proposal 1 – Election of A Board of Directors	3
A. The Company’s Board of Directors	3
B. Responsibilities, Committees and Matters Regarding the Board of Directors	5
1. Corporate Governance	5
2. Code of Ethics	5
3. Director Independence	6
4. Nominations for Directors	6
5. Meetings and Committees of the Board of Directors	6
6. Procedures for Contacting Directors.	6
7. Executive Compensation	7
C. Required Vote	12
D. Recommendation of the Board of Directors	12
E. Annual Report	12

Proposal 2 – Approval of A Reverse Common Stock Split of 1 for 10 and to Amend the Certificate of Incorporation to reflect the Reverse Stock Split and to Make Technical Corrections to Fix Errors in the Certificate of Incorporation as Previously Filed	13
A. Background	13
B. Advantages and Disadvantages	13
C. Recommendation of the Board of Directors	15

Miscellaneous Items	15
A. Report of the Audit Committee	15
B. Audit Fees and Expenses	15
Expenses	16
Other Business	16
Attachments: Exhibit	19

PATIENT PORTAL TECHNOLOGIES, INC.
8276 Willett Parkway
Baldwinsville, NY 13027
__________________

PROXY STATEMENT
dated as of September 22, 2010
__________________

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies (“Proxies,” or if one, a “Proxy”) by the Board of Directors of Patient Portal Technologies, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at PATIENT PORTAL TECHNOLOGIES, INC., 8276 Willett Parkway, Baldwinsville, NY 13027 on  Thursday , October 7, 2010, at 3:00 P.M., local time, and any adjournments or postponements thereof (the “Meeting”).

The principal executive offices of the Company are located at 8276 Willett Parkway, Baldwinsville, NY 13027. The  date on which this Proxy Statement  will first be sent or given to stockholders is September 23, 2010.
At the Meeting, the following proposals will be presented to the stockholders for approval:

1.	To elect a Board of Directors to serve for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
2.
To approve a reverse stock split of 1 for 10 and to amend the Certificate of Incorporation to reflect the reverse stock split and to make technical corrections to fix errors in the Certificate of Incorporation as previously filed.

DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER STOCKHOLDER OF RECORD.  IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF PATIENT PORTAL TECHNOLOGIES, INC. STOCK TO THE MEETING.

RECORD AND VOTING SECURITIES

Only stockholders of record at the close of business on August 31, 2010 (the “Record Date”) will be entitled to notice of and to vote at the Meeting.  At the close of business on such record date, the Company had 50,522,153shares of Common Stock, par value $.001 per share (the “Common Stock”), outstanding and entitled to vote at the Meeting.  Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by Proxy is required for a quorum.

The holders of a majority of the Common Stock and Preferred Stock have indicated that they will vote FOR each of the foregoing proposals.  In addition, the Board of Directors of the Company recommends that each of the stockholders vote FOR each of the foregoing proposals.  Nevertheless, your vote is important to the Company and you are urged to vote date, sign and return the enclosed proxy.

PROXIES AND VOTING RIGHTS

Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no instructions are contained in a Proxy, the shares of Common Stock represented thereby will be voted in FOR all four of the above-mentioned proposals and, upon any other matter that may properly be brought before the Meeting, in accordance with the judgment of the person or persons voting the Proxy.  The execution of a Proxy will in no way affect a stockholder’s right to attend the Meeting and to vote in person.  Any Proxy executed and returned by a stockholder may be revoked at any time thereafter by written notice of revocation given to the Secretary of the Company prior to the vote to be taken at the Meeting by execution of a subsequent Proxy that is presented at the Meeting or by voting in person at the Meeting in any such case, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proposal 1.  ELECTION OF A BOARD OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The directors are elected by plurality of votes cast by stockholders. The Company's by-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is five.

The following table and the paragraphs following the table set forth information regarding the current ages, terms of office and business experience of the proposed directors and current executive officers of the Company, all of whom are being nominated for election to the Board of Directors.

The existing Board of Directors of the Company is unchanged from the proposed slate.   The holders of the Common Stock will have the right to elect two directors of the Company and Dutchess Private Equities Funds, Ltd. ("Dutchess"), as the holder of the Series C Convertible Preferred Stock  has the right to elect three directors of the Company pursuant to the Company’s Certificate of Incorporation.  Messrs. Douglas Leighton, Michael Novielli and Douglas D’Agata have been nominated by Dutchess as their representative to eth Board of Directors.

Name	Position	Age	Year First Elected

Kevin Kelly	CEO	50	2006

Thomas Hagan	Secretary and Director	66	2004

Douglas Leighton	Director	41	2009

Michael Novielli	Director	45	2009

Douglas D’Agata	Director	40	2009

A.           THE COMPANY’S BOARD OF DIRECTORS AND NOMINEES:

Kevin Kelly, age 50, is the Chief Executive Officer of the Company and is currently a director of the Company.  Mr. Kelly formerly was Chief Executive Officer of Patient Portal Connect, Inc. (PPC), a Company he co-founded in 2003. In December 2006, PPC acquired controlling interest in an inactive public entity and “reversed’ the assets of PPC into this shell to form Patient Portal Technologies, Inc.  In his role as CEO, Mr. Kelly is responsible for strategic planning, developing alliances, and assuring synergy between the business plan and operations.  His vision and expertise helped position the launch of our innovative healthcare services platform, which are truly unique in the industry.  Prior to joining Patient Portal Connect, Inc., Mr. Kelly co-founded a telecommunications company, Telergy.  During his five-year tenure with the company, he was responsible for financial planning, strategic direction, and developing the structures for the highly successful energy partnerships.  Mr.  Kelly grew the company from a start-up to a company that raised more than $600 million in capital, built the fifth largest fiber network in the country, employed more than 650 employees, leading to a private valuation of $2.5B.  Mr. Kelly also helped secure more than $400 million in contract sales.  He is a graduate of LeMoyne College with a degree in Industrial Relations.

Thomas Hagan, age 66, has served as Acting Chief Financial Officer since 2004 in addition to serving as Secretary.  He is currently a Director of the Company and brings to the Company a strong background in marketing, manufacturing and general management.  Mr.  Hagan served as President of The Dorette Company, a manufacturer of point of purchase advertising products company, from January, 1987 until October, 2002, and was responsible for a ten-fold increase in sales at that company during his tenure.  His prior business experience includes management positions at General Electric Company in Cleveland, Philadelphia and Schenectady from 1960 to 1970.  As a management consultant at McKinsey & Company from 1970 to 1973, he developed and managed marketing programs for numerous sales representative organizations, trade shows, key accounts and national accounts.  Mr.  Hagan is a graduate of Boston College School of Management, and received his Masters in Business Administration Degree from Case Western University.  He has also served as a Captain in the U.S.  Army Corps of Engineers.

Douglas Leighton, age 41, is a co-founder and principal of Dutchess Capital Management LLC ("DCM"), which since 1996 had arranged private equity and debt financings for publicly traded-companies.  Since 2000, he has overseen the trading, investment due diligence, transaction structure, and risk management of DCM managed Funds and is a member of the firm's Investment Committee.  Mr. Leighton has over 16 years of experience in securities, investment banking and asset management.  In 1990 he received a combined Bachelor of Arts and Bachelor of Science degree in Economics and Finance from the University of Hartford.  Mr. Leighton also is a director of Naturewell, Inc.

Michael Novielli, age 45, is a co-founder and principal of DCM and its predecessor firm Dutchess Advisors, Ltd., which since 1996 had arranged private equity and debt financings for publicly traded-companies. Since 2000, he has overseen transaction structure, risk management and regulatory compliance for DCM managed Funds and is a member of the firm's Investment Committee. Mike has over 15 years experience in securities, investment banking and asset management including tenure with PaineWebber (now UBS). He received a Bachelor of Science degree in Business from the University of South Florida in 1987. Mr. Novielli also is a director of Naturewell, Inc.

Douglas D’Agata, age 40, is the Director of Research for Dutchess since 2004.  From 1998 to 2004, he was a financial advisor at Prudential Securities.  Mr. D’Agata graduated from Hobart College with a degree in Political Science in 1993 and received a masters in finance from Bentley College in 2004.

B.           RESPONSIBILITIES, COMMITTEES AND MATTERS REGARDING THE BOARD OF DIRECTORS

1.           Corporate Governance

The Company’s corporate governance is designed to ensure that members of the Board of Directors, including all independent outside Directors, perform in their capacity to ensure that the interests of the Board and management are in alignment with the interests of the stockholders.  For the current year the Board maintains Audit and Compensation Committees consisting of four  Members.

On an annual basis, each Director and named executive officer is required to complete a Director and Officer Questionnaire.  Within this questionnaire are requirements for disclosure of any transactions with the Company in which the Director or named executive officer, or any member of his or her immediate family, have a direct or indirect material conflict of interest in which the Board is responsible for resolving any such conflict.

In April 2008, the Company formed a Disclosure Committee in response to Management Certification Responsibilities under Sections 302 and 404 of the Sarbanes-Oxley Act of 2002.  The Disclosure Committee assists the Chief Executive Officer, the Chief Financial Officer and the Audit Committee in monitoring (1) the integrity of the financial statements, policies, procedures and the internal financial and disclosure controls and risks of the Company, (2) the compliance by the Company with legal and regulatory requirements, to the extent that these policies, procedures and controls may generate either financial or non-financial disclosures in the Company’s filings with the Securities and Exchange Commission. Additionally, in 2006, the Company also initiated a Code of Ethics, and in 2007, it initiated an Insider Trading Policy for all employees of the Company.

2.           Code of Ethics

The Company’s Code of Ethics was instituted in December 2006 and is applicable to all Directors, officers and employees. Each person, whether an employee, officer or director, has an individual responsibility to deal ethically in all aspects of the Company's business and to comply fully with all laws, regulations, and Company policies. In complying with the Company's Code of Ethics, individuals are expected to exercise high standards of integrity and good judgment and among other items, to apply principles of: honesty; avoid conflicts of interest, illegal or unethical conduct; advancement for legitimate interests to the Company’s when the opportunity to do so arises; protecting the Company’s assets and ensure their efficient use and to comply with all laws, rules, regulations, policies and guidelines applicable to the operation of the Company.

3.           Director Independence

 The Board affirmatively determines the independence of each of its independent outside Directors and any nominee for election as an independent outside Director in accordance with required guidelines as set forth in the Exchange listing standards.

Based on these standards, the Board has determined that each of its non-employee Directors will have no relationship with the Company, except as a Director and/or stockholder of the Company.

4.           Nominations for Directors

The Company does not have a designated nominating committee. The Board of Directors does not consider a nominating committee necessary in that its independent directors will be expected to perform the same role as a nominating committee.

The Company has not adopted a formal policy with respect to minimum qualifications for members of its Board of Directors.  However, in making its nominations, the Board will consider, among other things, an individual’s senior level business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual. Additionally, each proposed director must have the highest personal and professional ethics, integrity and values including the ability and fortitude to advance constructive opinion on issues affecting the Company and to be able to function appropriately in an atmosphere by and between other members of the Board of Directors.

Stockholders wishing to recommend candidates for consideration by the Board of Directors may do so by writing to the Secretary of the Company and providing the candidate’s name, biographical data and qualifications. Such candidates recommended by stockholders will be evaluated on the same basis as all other candidates.

5.           Meetings and Committees of the Board of Directors

For the fiscal year ended December 31, 2009, there were four meetings of the Board of Directors. Each of the directors attended (or participated by telephone in) more than 75% of such meetings of the Board of Directors.

6.           Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) at their respective address listed in the Security Ownership section of this Proxy Statement or to the whole Board of Directors care of the Corporate Secretary, Patient Portal Technologies, Inc., 8276 Willett Parkway, Baldwinsville, NY 13027.  Any such communications addressed to the whole Board of Directors will be promptly distributed by the Secretary to each Director.

7.             Executive Compensation

a.	Compensation Discussion and Analysis

i.	Overview

The Board of Directors has approved the establishment of a Compensation Committee (“Committee” within this report) effective for the current fiscal year.  The Committee does not have a specific charter and has the responsibility for establishing, implementing, monitoring and reviewing the Company’s compensation philosophy and along with the other outside director, approves the salary and other compensation of officers and key employees of the Company. The Committee also administers the Company’s 2009 Stock Option Plan and recommends the terms of grants of stock options and the persons to whom such options shall be granted in accordance with such plan, which are subject to approval by the full Board of Directors.

Individuals who served as the Company’s Chief Executive Officer, President  and Chief Financial Officer during fiscal 2009, as well as the other individuals included in the Summary Compensation Table on page 9, are referred to as the named “executive(s)” officers within this report.

ii.	Compensation Philosophy

In reaching decisions regarding executive compensation, the Committee balances the total compensation package for each executive with sales and profits attained as well as achievement of annual and long-term goals. Competitive levels of compensation are necessary in attracting, rewarding, motivating, and retaining qualified management and that compensation provided to executives remains competitive relative to the compensation paid to comparable executives of similar companies. The Committee also believes that the potential for equity ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives.  Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit.  If necessary, the Company may attempt to qualify certain compensation paid to executive officers for deductibility under the Code, including Section 162(m).  However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

iii.	Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions based upon recommendations made by the Chief Executive Officer and Chief Financial Officer regarding equity awards to participating executives and employees of the Company.

The Committee annually reviews the performance of the executives including salary adjustments and equity awards whereby the Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

iv.	Compensation Program

The Company has a comprehensive compensation program, which consists of cash compensation, both fixed and variable, and equity-based compensation. Overall compensation is predicated on industry and peer group comparisons and on performance judgments as to past and expected future contributions of the individual executive. Specific compensation for each executive is designed to fairly remunerate that employee of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities for the Company.

Additionally, as the Company must compete with other healthcare technology companies for executive employees, the Committee sets overall compensation paid to these executives to attract and subsequently retain such employees. This objective may vary, but generally is dictated by the experience level of the individual, specific employment requirements of the Company and current market factors occurring in the healthcare technology industry. The Committee recognizes that closely monitoring these expectations over the long term will continue to be in the best interest for the enhancement of stockholder value.

The fixed aspect is intended to meet the requirements of compensating the executive for meeting essential goals in performance and are in place to insure the Company of consistency of leadership and the retention of qualified executives to foster a spirit of employment security, which thereby encourages decisions that will benefit long-term stockholders. Variable compensation is based upon the Committee annually adopting and approving sales, profit and stock price performance goals to be attained for the ensuing year.

v.	Base Salary

The Company provides executives with a base salary to compensate them for services rendered during the fiscal year. Base salary for executives is determined for each executive based on their position and responsibility by using comparative market data within the health-care industry. Base salary determinations are designed to recognize the contributions made or expected to be made in the future by the executive.

Base salary levels are reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in position responsibility. The Compensation Committee established by the Board of Directors will consider current market data individually relative to the position and responsibilities and to other executives, including the individual performance of the executive during its review of base salaries for executives.

vi.	Performance-Based Incentive Compensation

Variable or performance-based incentive compensation is based upon the Compensation Committee annually adopting and approving sales, profit and stock price performance goals to be attained for the ensuing year.

This cash incentive portion of executive compensation gives the Committee the latitude to design incentive compensation programs to promote a team approach for high performance and achievement of corporate goals by directors, executives and employees, encourage the growth of stockholder value and allows all employees to participate in the successes of the Company.

At the end of the fiscal year in order to set performance-based incentive compensation, the Committee assesses the performance of the Company and executives for objectives achieved, including estimated results for the next fiscal year. In order to pre-determine minimum and maximum levels for each objective, an overall percentage and cash payouts for the corporate financial objectives are calculated in order to balance such payouts relative to the overall success of the Company.

In making the annual determination of the minimum, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the coming year. Sales volume, necessary research and development expenditures for its ethical pharmaceutical subsidiary and return to shareholders for improved stock price targets are set in alignment with the Company’s strategic plan, expectations and performance.

vii.	Long-Term Incentive Compensation

The Company has a long term incentive Stock Option Plan (the “Plan”) in place which was approved in 2009.  Two  awards to company executives have been granted under the current plan through the current period.

viii.	Perquisites and Other Personal Benefits

The Company provides executives with limited personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain desired employees for key positions. The Committee reviews annually the levels of these limited personal benefits provided to the executives, which includes the use of Company vehicles and subsequently, the ability of the executive to purchase such asset at a later date. Additionally, life and disability insurance is provided at no cost to the executive and medical insurance is provided to each executive after each executive contributes to such costs for health and dental insurance as is also available to other employees. The effects of such benefits are included in the Summary Compensation Table on page 9 as Other Compensation.

ix.	Executive Compensation Summary

The Summary Compensation table provides summary information concerning cash and certain other compensation for the years ended December 31, 2009 and 2008, respectively, paid or accrued by the Company to the Company’s Chief Executive Officer, President and Chief Financial Officer and each highly compensated executive officer of the Company whose compensation exceeded $100,000 (the “Named Executive Officers”) during 2009 and 2008.  We have included the annual compensation received by the Officers of our TB&A Hospital Television, Inc. subsidiary, which we acquired in November, 2007. As part of the acquisition, the Company entered into employment agreements with Robert Baren and Thomas Brunskole, who were officers of the Company’s subsidiary, TB&A. As of the date of this proxy, and in connection with the sale of the equipment business unit in December 2009, both employees have left the Company and their employment agreements have been terminated.

In reviewing compensation for each of the named executive officers, the Committee reviews summaries that show the executive’s current and previous compensation, including equity and non-equity based compensation.

SUMMARY COMPENSATION TABLE

			Cash	Option	All Other
		Salary	Bonus	Awards	Compensation	Total
			(1)	(2)	(3)
Name and Principal Position	Year	($)	($)	($)	($)	($)

KEVIN KELLY	2009	$127,628	$0		$6,000	$133,628
CEO	2008	$90,000	$0		$13,102	$103,102

MICHAEL LORENZ	2009	$90,577	$0		$10,000	$100,577
President	2008	$0	$0		$0	$0

THOMAS HAGAN	2009	$0	$0		$2,000	$2,000
Acting CFO	2008	$0	$0		$4,000	$4,000

ROBERT BAREN	2009	$174,159	$0		$4,000	$178,159
VP	2008	$175,000	$0		$503	$175,503

TOM BRUNSKOLE	2009	$216,495	$0		$0	$216,495
VP	2008	$214,577	$0		$10,180	$224,757

(1) Cash Bonuses paid pursuant to the Company attaining specified sales and net income goals. There were no cash bonuses paid during 2009 and 2008.
(2) There were two option awards in September 2009. Kevin Kelly received four million options at a price of $0.18 per share. The current share price is $0.10 per share and no value has been ascribed to these options. The options vest 25% at the end of six months, 25% at the end of eighteen months, 25% at the end of 30 months and 25% at the end of 42 months. Michael Lorenz received four million options at a price of $0.18 per share. The current share price is $0.10 per share and no value has been ascribed to these options. These options vest 33% at the end of six months, 33% at the end of eighteen months and 33% at the end of thirty months.
(3) The value attributable to personal benefits for each Named Executive Officer of the Company such as insurances for life, health, dental and disability. Additionally Kevin Kelly earned 60,000 shares of stock paid in 2010 and Michael Lorenz earned 100,000 shares of stock paid in 2010 in accordance with their employment agreements.

x.	Compensation Pursuant to Plans

An incentive stock option plan was instituted in 2009 (the “2009 Stock Option Plan”) and approved by the stockholders in 2009. Pursuant to the 2009 Stock Option Plan, eight million shares have been awarded to executive officers, and employees during 2009.

Outstanding Equity Awards at Fiscal Year End
(Common Stock Purchase Warrants and Common Stock Options)

	Number of	Number of	Equity	Warrant	Warrant	Stock Option
	Securities	Securities	Incentive	Exercise	Expiration	Awards
	Underlying	Underlying	Plan Awards	Price		(1)
	Unexercised	Unexercised	Number of	($)
	Warrants	Warrants	Securities
	Exercisable	Unexercisable	Underlying
			Unexercised
Name of Officer			Unearned
and Director			Warrants

Kevin Kelly	500,000	0	500,000	$0.50	12/31/11	4,000,000
Chief Executive Officer	30,000	0	30,000	$0.15	12/31/14

Michael Lorenz
President	50,000	0	50,000	$0.15	12/31/14	4,000,000

Thomas Hagan	100,000	0	100,000	$0.50	12/31/11	0
Secretary, Director

Daniel Cohalan (2)	500,000	0	500,000	$0.50	12/31/11	0
Director

Rounsevelle W Schaum (2)	100,000	0	100,000	$0.50	12/31/11	0
Director

(1) The Company awarded eight million stock options, at $.18 per share, during fiscal 2009 pursuant to employment contracts.
(2) Past Directors

xi.	Option Exercises and Vesting During 2009

The Company awarded   eight million options , 80,000 warrants and 160,000  stock awards for the fiscal year ended December 31, 2009.

xii.	Compensation of Directors

The Company did not compensate it Directors  for the fiscal year ended December 31, 2009.

C.           Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at a meeting.  The holders of a majority of the shares of Common Stock entitled to vote have indicated that they will vote their shares in favor of Messrs. Hagan and Kelly as Directors.

D.           Recommendation of the Board of Directors

The Board of Directors of the Company recommended that you vote “FOR” the election of each of the nominees.

E.           Annual Report

For the further information of the stockholders, the Company’s Annual Report  on Form 10-K for the fiscal year ended December 31, 2009 (the “Annual Report”) is filed with the Securities and Exchange Commission and available online at http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=1240093  You should carefully review the Annual Report in conjunction with the information presented in this Proxy Statement.

 Proposal 2.  APPROVAL OF A REVERSE STOCK SPLIT OF 1 FOR 10 AND AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO REFLECT THE REVERSE SPLIT AND TECHNICAL CORRECTIONS

A.           Background During a recent meeting the Board of Directors voted to authorize a 1 for 10 reverse stock split for the Company’s Common Stock. For each 10 shares of common stock the Company will reissue 1 share of stock effectuating the reverse stock split. The reverse split was approved to reduce the number of shareholders holding stock in the Company. Currently there are approximately 390 shareholder of record with 223 shareholders holding less than 10 shares each. The reverse split was approved as a step in the process of delisting from the OTC:BB.

The reverse will become effective October 1, 2010. At the effective time of the reverse stock split, every 10 shares of Patient Portal’s pre-split common stock, par value, $0.001 per share, will automatically be reclassified as and converted into 1 share of post-split common stock, par value, $0.001 per share. As a result of the reverse split, the number of shares of outstanding common stock will be approximately 5.05 million, excluding stock options and unexercised warrants and subject to adjustment for fractional shares. The reverse stock split will not materially affect any stockholder’s ownership percentage of Patient Portal shares, except for those who would only own a fractional share after the reverse split. Shareholder owning less than 10 shares will no longer be a shareholder rof the Company as these shares will be purchased by the Company at $0.10 per share, which was the traded price per share as of September 9, 2010. There are 385 shares that will be repurchased under this program.  Furthermore, no fractional shares will be issued, so any shareholder of the Company owning more than 10 shares but such number of shares not evenly divisible by 10 will receive a payment in lieu of such fractional shares that would have resulted from this reverse stock split at the same $0.10 per share price.

The Company’s Certificate of Incorporation will be amended to reflect the stock split.

In addition, the Certificate of Incorporation is being amended to correct technical errors discovered in the previously filed Amendment approved by the shareholder of the Company to be filed.   All of these technical errors appear in the terms of the Series C Preferred Stock terms and in summary, relate to the following provisions: (i) the stated par value of the Series C Preferred Stock; (ii) the Series C Preferred Stock liquidation preference; (iii) the Series C Preferred Stock conversion rights and terms; and (iv) the Series C Preferred Stock holders’ right to vote on an “as converted” basis along with the Common Stock holders.  The technical corrections are being made to accurately reflect that: (i) the par value of the Series C Preferred Stock is $0.01 per share; (ii) the Series C Preferred Stock holders have a right to a liquidation preference OR to convert into Common Stock and receive pro rata liquidations or distributions, but not both; (iii) if the Series C Preferred Stock holders do not elect the liquidation preference, each share converts into Common Stock representing seventy two ten thousandths of a percent (0.0072%) of the Common Stock outstanding at the time of the conversion (not seventy two hundredths as spelled out in words in the prior Amendment); and (iv) the holders of the Series C Preferred Stock have a right to vote on all matters, prior to a conversion into Common Stock, as if such shares have been converted.  The holders of the Series C Preferred Stock are in agreement with these technical corrections to accurately reflect the terms of their original stock purchase previously approved by the Shareholders.

See Exhibit I for a copy of the Amendment to the Certificate of Incorporation.

B.  Advantages and Disadvantages

WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE REVERSE STOCK SPLIT?

Advantages.

●
By completing the Reverse Stock Split, and deregistering our shares and eliminating our obligations under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and our periodic reporting obligations under the Exchange Act, we expect to save approximately $140,000 per year.

●
Assuming we deregister the Common Stock, we will save the significant amount of time and effort expended by our management on the preparation of SEC filings and in compliance with the Sarbanes-Oxley Act.

●	The Reverse Stock Split will have a minimal effect on the relative voting power of our continuing shareholders.
●	Deregistering the Common Stock will increase the number of interested investment partners which will increase the Company’s ability to raise capital to support its growth plans and increase shareholder value.

Disadvantages.

●
Shareholders owning less than 10 shares of our Common Stock will no longer be shareholders of the Company following the Reverse Stock Split and will not receive dividends or participate in any future success of the Company.

●	The terms of the Reverse Stock Split were not negotiated on an arms-length basis, but were approved by the Board of Directors.

●
Shareholders receiving cash in lieu of fractional shares following the filing of the Reverse Stock Split Amendment will pay taxes on any gain realized over their tax basis (usually their initial investment) in their shares.

●
In suspending the Company’s reporting obligations under the Exchange Act, we will cease to file annual, quarterly, current and other reports and documents with the SEC, and continuing shareholders will have access to less information about the Company and our business, operations and financial performance. We will continue to have our financial statements audited by a certified public accounting firm.

●
We will no longer be listed on the OTC:BB however, it is a condition to the delisting of our Common Stock from the OTC:BB that we will continue to be listed on the Pink OTC Markets, Inc. following deregistration

●	We will no longer be subject to the provisions of the Sarbanes-Oxley Act, the liability provisions of the Exchange Act or the oversight of the OTC:BB.

●
Our executive officers, directors and 5% shareholders will no longer be required to file reports relating to their transactions in our Common Stock with the SEC. In addition, our executive officers, directors and 10% shareholders will no longer be subject to the recovery of profits provision of the Exchange Act.

C.           Recommendation of the Board of Directors

After discussion and careful analysis, the Board of Directors of the Company determined that the advantages to be realized from the reverse split  outweigh the disadvantages.  The Board has unanimously approved the reverse split  and recommended that the stockholders vote “FOR” the Reverse Split.

MISCELLANEOUS ITEMS

A.           Report of the Audit Committee

On September 30, 2009, The Board of Directors established an Audit Committee and appointed Mr. Douglas D’Agata as its Chairman.   Mr. D’Agata and all of the members  appointed  to the Audit Committee are financially literate under current listing standards of Nasdaq and the American Stock Exchange.  The Audit Committee was fully operational for the current fiscal year ending December 31, 2009.   The new Board of Directors will also appoint an audit firm which may or may not be the current firm.

Management of the Company  is responsible for the financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accountants, who are appointed by the Audit Committee, are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

B.           Audit Fees And Expenses

Additionally, audit fees, audit related fees, tax fees and all other service fees that were paid or payable to Hattray and Associates CPA, PA for 2009 and 2008 amounted to:

Audit Fees and Expenses for Year Ended December 31, 2009:	$35,000
Audit Fees and Expenses for Year Ended December 31, 2008:	$37,090

Beginning with 2009, the Company’s Audit Committee  reviewed and pre-approve all audit and non-audit services to be provided by the independent auditor (other than with respect to the de minimis exceptions permitted by the Act).  This duty may be delegated to one or more designated members of the Audit Committee in the future, with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

A. Electronic Access To Proxy Statement And Annual Report.

This proxy statement may be viewed online at patientportal.com and our 2009 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, at patientportal.com.

EXPENSES

All expenses in connection with this Proxy Statement will be borne by the Company.

OTHER BUSINESS

There is no other business that will be presented for consideration in this Proxy Statement or the Stockholders’ Consent other than those items stated above.

Dated: September 22, 2010	PATIENT PORTAL TECHNOLOGIES, INC.

By: /s/ Thomas Hagen
Thomas Hagan

This Proxy Is Solicited On Behalf Of The Board Of Directors Of
Patient Portal Technologies, Inc.

PROXY -- ANNUAL MEETING OF STOCKHOLDERS
October 7, 2010
The undersigned, a stockholder of Patient Portal Technologies, Inc., a Delaware corporation (the “Company”), does hereby appoint Kevin Kelly and Thomas Hagan and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 8276 Willett Parkway, Baldwinsville, NY 13027, on Thursday , October 7, 2010, at 3:00 P.M., local time, or at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒ .

1.           ELECTION OF DIRECTORS.  The Election of the following directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

NOMINEES:
| |	FOR ALL NOMINEES	0	KEVIN KELLY
		0	THOMAS HAGAN
| |	WITHHOLD AUTHORITY FOR ALL NOMINEES

| |	FOR ALL EXCEPT: (SEE INSTRUCTION BELOW)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here.   [●]

2. APPROVAL OF THE 1 FOR 10 REVERSE STOCK SPLIT AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO REFLECT THE REVERSE
 SPLIT AND TO MAKE TECHNICAL CORRECTIONS TO FIX ERRORS IN THE CERTIFICATE OF INCORPORATION AS PREVIOUSLY FILED.

| | FOR	| | AGAINST	| | ABSTAIN

INSTRUCTION:  Fill in the circle next to the action you wish to take, as shown here.   [●]  If you fail to fill in a circle above, your proxy will be counted as a vote FOR the indicated proposal.

3.
The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated September 22, 2010.

TO CHANGE YOUR ADDRESS ON YOUR ACCOUNT, PLEASE CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW ADDRESS IN THE ADDRESS SPACE ABOVE.  PLEASE NOTE THAT CHANGES TO THE REGISTERED NAME(S) ON THE ACCOUNT MAY NOT BE SUBMITTED VIA THIS METHOD.
☐

Signature: _______________________________	Date: ___________	Signature: _______________________________	Date: ___________

NOTE: Please sign exactly as your name or names appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

EXHIBIT I         AMENDMENT TO THE CERTFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PATIENT PORTAL TECHNOLOGIES, INC.

PATIENT PORTAL TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.   That the Board of Directors of the Corporation has duly adopted resolutions: (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Certificate of Amendment”) to combine each ten  (10) outstanding shares of the Corporation's common stock, par value $0.001 per share (the “Common Stock”), into one (1) share of Common Stock, par value $0.001 per share and to make the technical corrections contained in this Certificate of Amendment; and (ii) declaring this Certificate of Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

2.   That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.

3.   That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

4.   That upon the effectiveness of this Certificate of Amendment, Article FOURTH of the Certificate of Incorporation is hereby amended such that, as amended, Article FOURTH shall read as follows:

“FOURTH: The amount of the total stock this corporation is authorized to issue is 100,000,000 shares of Common Stock with a par value of $0.001 per share and 1,000,000 shares of Preferred Stock with a par value of $0.01 per share. Of the shares of Preferred Stock with a par value of $0.01 per share, 800,000 shares of Preferred Stock shall be unclassified, and the board of directors shall have the authority by resolution, without requiring the consent of the holders of any shares of the capital stock of the corporation, to classify or create any series from such shares of Preferred Stock and to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions, of such shares. The remaining 200,000 shares of Preferred Stock (subject to increase or decrease as provided below) shall be designated the “Series C Preferred Stock,” par value $0.01 per share (the “Series C Preferred Stock”), and shall have the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions, set forth below.

“Effective at 8:00 a.m. on October 8, 2010, each ten (10) shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”).  No fractional shares shall be issued upon the Reverse Stock Split.  All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fraction multiplied by the fair market value per share of the Common Stock as determined in a reasonable manner by the Board of Directors.  Upon surrender by a holder of a certificate or certificates for Common Stock (including, for this purpose, a holder of shares of Common Stock issuable upon conversion of Preferred Stock), duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock, or book-entry shares in lieu of a new certificate or certificates evidencing and representing the number of shares of Common Stock, that such holder shall be entitled to following the Reverse Stock Split.”

“Series C Preferred Stock

“(1) Designation and Amount. The number of shares constituting the Series C Preferred Stock shall be two hundred thousand (200,000). Such number of shares may be increased or decreased by resolution of the Board; provided that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Series C Preferred Stock.

“(2) Liquidation Preference. In the event of (a) a sale, financing or refinancing of all or substantially all of the assets of the Corporation, or (b) the liquidation of the Corporation (collectively a “Liquidation Event”), the holders of the Series C Preferred Stock, who have not converted into Common Stock pursuant to Section 7 below, on a pro rata basis, shall (prior to any distribution on behalf of the holders of the Common Stock, $0.001 par value per share, of the Corporation (the “Common Stock”)) be entitled to a preferential distribution up to the amount of their unreturned capital contribution from the proceeds of such sale, financing, refinancing or liquidation net of expenses of the transaction, debt obligations of the Corporation, designated use of proceeds for the financing or refinancing, and any reserves deemed appropriate by the Board in its sole discretion (a “Preferred Distribution”). Thereafter, all such distributions from such transaction shall be allocated pro rata to the holders of the Common Stock according to their number of shares.  Upon a Preferred Distribution, holders of the Series C Preferred Stock receiving the Preferred Distribution shall surrender their Series C Preferred Stock and shall not have a right to convert into Common Stock pursuant to Section 7 below.  Any holder of Series C Preferred Stock not electing a Preferred Distribution pursuant to this Section upon a Liquidation Event shall automatically convert into Common Stock pursuant to Section 7 below. Except as may otherwise be provided by law or the Articles of Incorporation of the Corporation, any operating or other distributions shall be pro rata on a per share basis among all holders of Common Stock and the holders of Preferred Stock.

“(3) The Corporation intends to sell Series C Preferred Stock and/or Common Stock to Dutchess Private Equities Fund, Ltd. (“Dutchess”) through a private placement offering (the “Dutchess Offering”). In the event the Corporation sells Series C Preferred Stock to a person or entity other than Dutchess (“Additional Stock”) at a per share value below the value paid by Dutchess in the Dutchess Offering, the Corporation will issue additional Series B Preferred Stock to Dutchess so the number of shares of Series C Preferred Stock owned by Dutchess shall be equivalent to the number of shares of Additional Stock purchased by such other person or entity with an investment identical in amount to such person or entity. In the event a person or entity obtains warrants or other securities convertible into Series C Preferred Stock, such warrants or other securities shall be considered in determining the per share value of the Additional Stock for the purposes of this provision.

“(4) Voting Rights. The Series C Preferred Stock shall (A) have a right to vote the Series C Preferred Stock, at the time of any vote, on an as-converted basis to Common Stock pursuant to Section 7 below; and (B) have a series vote: (i) with regard to any items that any Series of Preferred Stock, either individually or jointly, has a series vote; (ii) as provided under “Protective Provisions” below; or (iii) as required by law. Such series vote, as applicable, will require the approval of holders of fifty-one percent (51%) of the outstanding shares of Series C Preferred Stock.

“(5) Protective Provisions. The Corporation hereby covenants that so long as any of the Series C Preferred Stock is outstanding, neither it nor any of its subsidiaries will, without the prior written approval of holders of at least fifty-one percent (51%) of the outstanding shares of Series C Preferred Stock, do or commit to do any of the actions described on Appendix A attached hereto (either directly or by amendment, merger, consolidation, or otherwise).

“(6) Cumulative Dividend. To each holder of Series C Preferred Stock, the Corporation shall pay an annual dividend equal to Eight Percent (8%) of the per share price of each share of Series C Preferred Stock in cash or in Series C Preferred Stock, at the option of the Corporation, held by such holder (the “Dividend”). One-quarter of the annual Dividend shall be paid within fifteen (15) days after the end of each of the Corporation’s fiscal quarters. Declaration and payment of the Dividend shall be in accordance with the DCGL.

“(7) Conversion.

“(a) Mechanics of Conversion. Unless a holder of Series C Preferred Stock elects a Preferred Distribution pursuant to Section 2 above, each share of Series C Preferred Stock shall be convertible, at the sole option of the holder thereof, into share(s) of the Corporation’s Common Stock (such shares of Common Stock hereinafter being referred to as “Conversion Shares”) by the holder thereof sending to the Corporation a Conversion Notice (as defined below) for such shares. The term “Conversion Notice” shall mean a written notice signed and dated (“Conversion Date”) by the holder of the Series C Preferred Stock wherein the holder has set forth the number of shares of Series C Preferred Stock that it intends to convert pursuant to the terms of this Certificate of Designation and computation of the number of Conversion Shares that the holder believes it is entitled to receive as a result of the application of the Conversion Formula (as defined below) to such conversion. The term “Conversion Formula” shall mean that number of Conversion Shares to be received by the holder of Series C Preferred Stock in exchange for each share of Series C Preferred Stock that such holder intends to covert pursuant to this provision, where such number of Conversion Shares shall be equal to the number of shares of Common Stock representing seventy two ten thousandths of a percent (.0072%) of the Common Stock outstanding, for each share of preferred stock, at the time of conversion.

“(8) Put Right.

“(a) The holder of Series C Preferred Stock shall have the right, at its sole option, to request the Corporation buy a specified number of its shares of Series C Preferred Stock back to the Corporation in exchange for payment by the Corporation of the Put Consideration (as defined below) in accordance with the terms of this provision.  In order to exercise such right, the holder of the Series C Preferred Stock shall remit to the Corporation a Put Notice (as defined below) and the Put Consideration for such shares. The term “Put Notice” shall mean a written notice signed and dated by the holder of the Series C Preferred Stock and sent to the Corporation and has set forth the number of shares of Series C Preferred Stock that it intends to sell pursuant to the terms of this Certificate of Designation and computation of the Put Consideration. The term “Put Consideration” shall mean the number of shares of Series C Preferred that the Corporation thereof intends to purchase pursuant to this provision multiplied by the Put Price (as defined below). The term “Put Price” shall mean One Thousand Dollars ($1,000.00) per share of Series C Preferred Stock. The holder of the Series C Preferred Stock shall only be permitted to submit a Put Notice to the Corporation so long as the total Put Consideration does not exceed twenty thousand dollars ($20,000) per calendar month. The initial Put Notice can begin with any month after April 2009. The Corporation, in its sole discretion, may determine whether to accept to increase the Put Consideration described herein.

“(b) In the event the Corporation raises funds from a third party, the holder of Series C Preferred Stock shall have the right, at its sole option, to request the Corporation buy a specified number of its shares of Series C Preferred Stock back to the Corporation in exchange for payment by the Corporation of the Put Consideration (as defined below) in accordance with the terms of this provision. In order to exercise such right, the holder of the Series C Preferred Stock shall remit to the Corporation a Put Notice (as defined below) and the Put Consideration for such shares. The term “Put Notice” shall mean a written notice signed and dated by the holder of the Series C Preferred Stock and sent to the Corporation and has set forth the number of shares of Series C Preferred Stock that it intends to sell pursuant to the terms of this Certificate of Designation and computation of the Put Consideration. The term “Put Consideration” shall mean the number of shares of Series C Preferred that the Corporation thereof intends to purchase pursuant to this provision multiplied by the Put Price (as defined below). The term “Put Price” shall mean One Thousand Dollars ($1,000.00) per share of Series C Preferred Stock. The holder of the Series C Preferred Stock shall only be permitted to submit a Put Notice to the Corporation so long as the total Put Consideration does not exceed one million dollars ($1,000,000).

“(9) Call Right. Each quarter, the Call Consideration (as defined below) shall be, equal to twenty-five percent (25%) of the Corporation’s earning before interest, taxes, deprecation and amortization (“EBITDA”) which exceeds one million dollars ($1,000,000) per quarter but shall not be less that four million dollars ($4,000,000) per year. Those amounts shall be deposited into a separate account (“Separate Account”) maintained by the Corporation, to be used for use by the Corporation only with the expressed written consent of the holders of the Series C Preferred. If in any fiscal year, the Corporation’s EBITDA does not exceed four million dollars ($4,000,000) the holder of the Series C Preferred shall allow the repayment, upon request of the Corporation, of any amounts deposited in the Separate Account back to the Corporation within five days of filing of the annual report with the United States Securities and Exchange Commission. If funds are left in the Separate Account at the end of the fiscal year (“Remaining Funds”), the Corporation shall be obligated to request that a holder of Series C Preferred Stock sell a specified number of its shares of Series C Preferred Stock (the “Call Shares”) to the Corporation in exchange for payment by the Corporation of the Call Consideration (as defined below) in accordance with the terms of this provision. In order to exercise such right, the Corporation shall remit to such holder of Series C Preferred Stock a Call Notice (as defined below). Upon receipt of the Call Notice, each holder shall have a period of three (3) days (the “Call Notice Period”) during which time it may, in its sole discretion, convert any or all of the shares of Series C Preferred Stock (up to the Call Consideration, and such converted shares may be sold at the holder’s discretion, subject to compliance with federal and applicable state securities laws). Upon the expiration of the Call Notice Period, provided that the holder still beneficially owns any shares of Series C Preferred Stock, it shall deliver the Call Shares in exchange for the Call Consideration. The term “Call Notice” shall mean a written notice signed and dated by the Corporation to such holder of Series C Preferred Stock from whom the Corporation desires to repurchase the Call Shares wherein the Corporation has set forth the number of shares of Series C Preferred Stock that it intends to purchase pursuant to the terms of this Certificate and computation of the Call Consideration. The term “Call Consideration” shall mean the number of shares of Series C Preferred Stock that the Corporation thereof intends to purchase pursuant to this provision multiplied by the Call Price (as defined below). The Call Consideration shall be equal to the Remaining Funds. The term “Call Price” shall mean One Thousand Dollars ($1,000) per share of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock).”

5.  This Certificate of Amendment shall become effective at 8:00 a.m. on October 8, 2010.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by Kevin Kelly, its Chief Executive  Officer this 7th day of October, 2010.

PATIENT PORTAL TECHNOLOGIES, INC.

By:	/s/ Kevin Kelly
Name:	Kevin Kelly
Title:	Chief Executive Officer

Appendix A

Protective Provisions

(i)            sell all or any portion of the Corporation or any subsidiary, whether by sale of equity interests, merger (other than a merger in which the Corporation is the surviving entity and no change of control occurs as a result of such merger), reorganization, consolidation, refinancing or recapitalization that results in a change in controlling equity ownership of the Corporation or any subsidiary or sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or such subsidiary;

(ii)            Except as set forth in the term sheet dated April 1,2009 between Five Star Bank and the Corporation incur any indebtedness, for borrowed money or grant except for purchase money security interests, create or permit the imposition of any lien, charge, security interest or other encumbrance upon any of the assets or properties of the Corporation or any subsidiary or guaranty or provide surety for the obligations of any third-party, other than (a) ordinary course trade payables, (b) financings of budgeted capital expenditures reflected in annual budgets approved by the Board, and (c) not more than two million dollars ($2,000,000) of traditional working capital financing from commercial lenders based on a borrowing base and secured only by the Corporation’s accounts receivable;

(iii)           amend or modify (a) the Articles of Incorporation, Bylaws or similar governing instrument(s) of the Corporation or any of its subsidiaries, or (b) documentation relating to indebtedness for borrowed money of the Corporation or any subsidiary, other than indebtedness permitted under clause (ii) above;

(iv)           enter into any new transactions between or among the Corporation and/or any subsidiary, on the one hand, and any of their respective equity owners, directors, officers, employees or affiliates, on the other hand, except agreements which have been executed prior to the date of execution of this Certificate; provided, however, that nothing in this clause (iv) shall be deemed to prohibit (a) normal and customary employment and benefit programs on terms approved by the Board (including at least a majority of the directors designated by the holders of the Series C Preferred), or (b) transactions between the Corporation and its wholly-owned subsidiaries (or between such subsidiaries) and transactions that are on terms no less favorable to the Corporation and/or its subsidiaries than those the Corporation and/or its subsidiaries could otherwise receive in an arms length transaction from an unaffiliated third-party;

(v)           make any payment on account of, or set aside any assets for a sinking or other analogous fund for, the purchase redemption, defeasance, retirement or other acquisition of any equity interest of the Corporation or any subsidiary, except other redemptions from officers, directors, employees or consultants to the Corporation upon termination of their employment or association with the Corporation pursuant to agreements between such persons and the Corporation approved by the Board;

(vi)           voluntarily liquidate, wind-up, dissolve or commence any bankruptcy, insolvency, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or make a general assignment for the benefit of creditors with respect to the Corporation or any of its subsidiaries;

(vii)         commence or settle any material litigation (defined as two hundred and fifty thousand dollars or more) or similar action to which the Corporation or any subsidiary is a party or could otherwise be bound;

(viii)         make any investment in one or more persons or entities in excess of five thousand dollars ($5,000) individually;

(ix)           change the line of business which is the sale of televisions and associated equipment to hospital facilities and providing non medical management and patient support services assisting hospitals to improve patient satisfaction and outcomes. of the Corporation or any subsidiary;

(x)            increase the size of the Board beyond five (5) directors;

(xi)           change the independent auditors of the Corporation;

(xii)          authorize, issue or agree to issue any equity securities (including convertible and exchangeable securities) of the Corporation or any subsidiary;

(xiii)         pay or make any dividends or distributions to its equity holders, other than distributions by subsidiaries of the Corporation to the Corporation and/or distributions in respect of the Series C Preferred Stock; or

(xiv)      adopt any new equity based or phantom incentive plan or program for the Corporation or any subsidiary (the approving board and shareholder resolutions should include the approval of the stock option plan)..

(xv)       the holders of the Series C Preferred shall have the right to appoint three (3) directors to the Corporation’s Board.